UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 22, 2007 (October 16, 2007)

(Date of Earliest Event Reported)

CYBERSOURCE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-26477	77-0472961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1295 Charleston Road Mountain View, California	94043
(Address of Principal Executive Offices)	(Zip Code)

(650) 965-6000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2007, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of CyberSource Corporation (the “Company”) approved the promotion of Steven D. Pellizzer from Vice President, Finance to Senior Vice President, Finance, and an increase in his annual base salary of $30,000 from $245,000 to $275,000.

On October 17, 2007, the Committee approved the termination of the CyberSource Corporation 2007 Bonus Plan as of September 30, 2007 and the accrual of $616,000 in primarily discretionary bonuses for the first three quarters of 2007, to be paid in the first quarter of 2008, in recognition of the Company’s performance through the third quarter of 2007. Following further consideration and deliberation, the Committee intends to establish a new bonus plan for the fourth quarter of 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYBERSOURCE CORPORATION

By:	/s/ Steven D. Pelizzer
Steven D. Pellizzer
Chief Financial Officer and Senior Vice President,
Finance

Date: October 22, 2007